  Exhibit 10.1

AMENDMENT NUMBER 2018-1

Penske Automotive Group 401(k) Savings and Retirement Plan

BY THIS AGREEMENT, Penske Automotive Group 401(k) Savings and Retirement Plan (herein referred to as the "Plan") is hereby amended as follows, effective as of July 1, 2018, except as otherwise provided herein:

1.The section of the Adoption Agreement entitled "CONTRIBUTION TYPES" is amended as follows:

CONTRIBUTION TYPES (1.12). The selections made below should correspond with the selections made under Article III of this Adoption Agreement. (If this is a frozen Plan (i.e., all contributions have ceased), choose (a) only.):

Frozen Plan. See Sections 3.01(J) and 11.04.

(a)[   ]Contributions cease. All Contributions have ceased or will cease (Plan is frozen).

(1)[   ]Effective date of freeze:                                           [Note: Effective date is optional unless this is the amendment or restatement to freeze the Plan.]

[Note: Elections 20 through 30 and Elections 36 through 38 do not apply to any Plan Year in which the Plan is frozen.]

Contributions. The Employer and/or Participants, in accordance with the Plan terms, make the following Contribution Types to the Plan/Trust (Choose one or more of (b) through (h).):

(b)[X]Pre‑Tax Deferrals. See Section 3.02 and Elections 20‑23, and 34.

(1)[X]Roth Deferrals. See Section 3.02(E) and Elections 20, 21, and 23. [Note: The Employer may not limit Elective Deferrals to Roth Deferrals only.]

(c)[X]Matching. See Sections 1.35 and 3.03 and Elections 24‑26. [Note: The Employer may make an Operational QMAC without electing 6(c). See Section 3.03(C)(2). Do not elect for a safe harbor plan; use 6(e) instead.]

(d)[   ]Nonelective. See Sections 1.38 and 3.04 and Elections 27-29. [Note: The Employer may make an Operational QNEC without electing 6(d). See Section 3.04(C)(2).]

(e)[   ]Safe Harbor/Additional Matching. The Plan is (or pursuant to a delayed election, may be) a safe harbor 401(k) Plan. The Employer will make (or under a delayed election, may make) Safe Harbor Contributions as it elects in Election 30. The Employer may or may not make Additional Matching Contributions as it elects in Election 30. See Election 26 as to matching Catch‑Up Deferrals. See Section 3.05.

(f)[   ]Employee (after‑tax). See Section 3.09 and Election 36.

(g)[   ]SIMPLE 401(k). The Plan is a SIMPLE 401(k) Plan. See Section 3.10. [Note: The Employer electing 6(g) must elect a calendar year under 3(a) and may not elect any other Contribution Types except under Elections 6(b) and 6(h).]

(h)[   ]Designated IRA. See Section 3.12 and Election 37.

2.The section of the Adoption Agreement entitled "IN‑PLAN ROTH ROLLOVER CONTRIBUTION" is amended as follows:

IN‑PLAN ROTH ROLLOVER CONTRIBUTION (3.08(E)). The following provisions apply regarding In‑Plan Roth Rollover Contributions (Choose one of (a) or (b); also see Election 56(d)(1); leave blank if Election 6(b)(1) is not selected.):

(a)[   ]Not Applicable. The Plan does not permit In‑Plan Roth Rollover Contributions.

(b)[X]Applies. The Plan permits In‑Plan Roth Rollover Contributions. (Choose (1) if applicable.)

(1)[X]Effective Date.   July 1, 2018   (enter date not earlier than September 28, 2010; may be left blank if same as Plan or Restatement Effective Date).

3.The subpart entitled "Distribution (Article VI) overrides" in Appendix B to the Adoption Agreement is amended as follows:

[X]Distribution (Article VI) overrides. (Choose one or more of (1) through (9) as applicable.):

(1)[   ]Restriction on In‑Service Rollover Distributions (6.01(C)). A Participant shall be entitled to receive a distribution of Rollover Contributions, Employee Contributions and DECs (Choose one or more of a. through d. as applicable.):

a.[   ]Deferrals. Under the same provisions which apply to Elective Deferrals.

b.[   ]Match. Under the same provisions which apply to Matching Contributions.

c.[   ]Nonelective. Under the same provisions which apply to Nonelective Contributions.

d.[   ]Other:

[Note: The Employer under Election 56(g)(1)d. may describe In‑Service Rollover Distribution restrictions using the options available for In-Service Distributions under Election 47 and/or a combination thereof as to all Participants or as to any: (i) Participant group (e.g., Division A Rollover Accounts are distributable at age 59 1/2 OR Rollover Accounts of Employees hired on/before "x" date are distributable at age 59 1/2. No In‑Service Rollover Distributions apply to Division B Employees OR to Employees hired after "x" date). An Employer's election under Election 56(g)(1)d. must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii)

preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an "early" distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Sections 6.01(C)(4) and 11.02(C)(3).]

(2)[X]Elections related to In‑Plan Roth Rollovers (6.01(C)(7)). (Choose one or more of a. through c. as applicable.):

a.[   ]In‑Service Roth Rollover events. The Employer elects to permit In‑Service Distributions under the following conditions solely for purposes of making an In‑Plan Roth Rollover Contribution (Choose one or more of (i) through (iv); select (v) if applicable.):

(i)[   ]Age. The Participant has attained age           .

(ii)[   ]Participation. The Participant has            months of participation (specify minimum of 60 months). Section 6.01(C)(4)(a)(ii).

(iii)[   ]Seasoning. The amounts being distributed have accumulated in the Plan for at least            years (at least 2). See Section 6.01(C)(4)(a)(i).

(iv)[   ]Other (describe):  (must be definitely determinable and not subject to Employer discretion (e.g., age 50, but only with respect to Nonelective Contributions, and not Matching Contributions))

[Note: Regardless of any election above to the contrary, In‑Plan Roth Rollover Contributions are not permitted from a Participant's Elective Deferral Account, Qualified Matching Contribution Account, Qualified Nonelective Contribution Account and accounts attributable to Safe Harbor Contributions prior to age 59 1/2.]

(v)[   ]Distribution for withholding. A Participant may elect to have a portion of the amount that may be distributed as an In‑Plan Roth Rollover Contribution distributed solely for purposes of federal or state income tax withholding related to the In‑Plan Roth Rollover Contribution.

b.[X]Minimum amount. The minimum amount that may be rolled over is   1,000   (may not exceed $1,000).

c.[X]No transfer of loans. Loans may not be distributed as part of an In‑Plan Roth Rollover Contribution. (if not selected, any loans may be transferred)

(3)[X]Elections related to Required Minimum Distributions. (Choose one or more of a. through c. as applicable.):

a.[   ]RMD overrides if Participant dies before DCD (6.02(B)(1)(e)). If the Participant dies before the DCD and the Beneficiary is a designated Beneficiary, the RMD distribution rules are modified as follows (Choose one of (i) through (iv).):

(i)[   ]Election of 5‑year rule. If a Designated Beneficiary does not make a timely election, the 5‑year rule applies in lieu of the Life Expectancy rule.

(ii)[   ]Life Expectancy rule. The Life Expectancy rule applies to the Designated Beneficiary. See Section 6.02(B)(1)(d).

(iii)[   ]5‑year rule. The 5‑year rule applies to the Beneficiary. See Section 6.02(B)(1)(c).

(iv)[   ]Other:  (Describe, e.g., the 5‑year rule applies to all Beneficiaries other than a surviving spouse Beneficiary.)

b.[   ]RBD definition (6.02(E)(7)(c)). In lieu of the RBD definition in Section 6.02(E)(7)(a) and (b), the Plan Administrator (Choose one of (i) or (ii).):

(i)[   ]SBJPA definition indefinitely. Indefinitely will apply the pre‑SBJPA RBD definition.

(ii)[   ]SBJPA definition to specified date. Will apply the pre‑SBJPA definition until                                          (the stated date may not be earlier than January 1, 1997), and thereafter will apply the RBD definition in Sections 6.02(E)(7)(a) and (b).

c.[X]2009 RMD waiver elections (6.02(F)). In lieu of the 2009 RMDs suspension (subject to a Participant or Beneficiary election to continue), as provided in Section 6.02(F) (Choose one of (i) through (iii) if applicable. Choose (iv) or (v) if applicable.):

(i)[   ]RMDs continued unless election. 2009 RMDs are continued as provided in Section 6.02(F)(2), unless a Participant or Beneficiary otherwise elects.

(ii)[   ]RMDs continued ‑ no election. 2009 RMDs are continued as provided in Section 6.02(F)(3), without regard to a waiver. No election is available to Participants or Beneficiaries.

(iii)[   ]Other:  (Describe, e.g., the Plan suspended 2009 RMDs and did not offer an election or the Plan changed from one treatment of 2009 RMDs to another treatment during 2009.)

Treatment as Eligible Rollover Distribution. For purposes of 2009 RMDs, the Plan also will treat the following distributions as Eligible Rollover Distributions (Choose (iv) or (v), if applicable. If the Employer elects neither (iv) nor

(v), then a direct rollover for 2009 will be offered only for distributions that would be Eligible Rollover Distributions without regard to Code §401(a)(9)(H).):

(iv)[X]2009 RMDs and Extended 2009 RMDs, both as defined in Section 6.02(F).

(v)[   ]2009 RMDs, as defined in Section 6.02(F), but only if paid with an additional amount that is an Eligible Rollover Distribution without regard to Code §401(a)(9)(H).

(4)[   ]Distribution Methods (Choose one or both of a. and b. if applicable.):

a.[   ]Default Distribution Methods (6.03(B)(2)). If a Participant or Beneficiary does not make a timely election as to distribution method and timing the Plan Administrator will direct the Trustee to distribute using the following method and timing:  (Describe, e.g., Installments sufficient to satisfy RMD beginning at the Required Beginning Date. The selected method and timing must not be discriminatory and must be an option the plan makes available to participants and/or beneficiaries.)

b.[   ]Beneficiary Distribution Methods (6.03(A)(2)). The Plan will distribute to the Beneficiary under the following distribution method(s). If more than one method is elected, the Beneficiary may choose the method of distribution:

(i)[   ]Lump‑Sum. See Section 6.03(A)(3).

(ii)[   ]Installments sufficient to satisfy RMD. See Section 6.03(A)(4)(a).

(iii)[   ]Ad‑Hoc sufficient to satisfy RMD. See Section 6.03(A)(6).

(iv)[   ]Other:  (Describe, e.g., Lump‑Sum or Installments for surviving spouse Beneficiaries, Lump‑Sum only for all other Beneficiaries.)

(5)[   ]Annuity Distributions (6.04). (Choose one or both of a. and b. if applicable.):

a.[   ]Modification of QJSA (6.04(A)(3)). The Survivor Annuity percentage will be           %. (Specify a percentage between 50% and 100%.)

b.[   ]Modification of QPSA (6.04(B)(2)). The QPSA percentage will be           %. (Specify a percentage between 50% and 100%.)

(6)[   ]Hardship Distributions (6.07). (Choose one or both of a. and b. if applicable.):

a.[   ]Restriction on hardship source; grandfathering (6.07(E)). The hardship distribution limit includes grandfathered amounts.

b.[   ]Hardship acceleration. The existence of a hardship occurring after Separation from Service/Severance from Employment will be determined under the non‑safe harbor rules of Section 6.07(B).

(7)[   ]Replacement of $5,000 amount (6.09). All Plan references (except in Sections 3.02(D), 3.10 and 3.12(C)(2)) to "$5,000" will be $          .  (Specify an amount less than $5,000.)

(8)[X]Beneficiary's hardship need (6.07(H)). Effective   August 17, 2006   (Specify date not earlier than August 17, 2006), a Participant's hardship includes an immediate and heavy financial need of the Participant's primary Designated Beneficiary under the Plan, as described in Section 6.07(H).

(9)[   ]Non‑spouse beneficiary rollover not permitted before required (6.08(G)). For distributions after December 31, 2006, and before                                          (Specify a date not later than January 1, 2010), the Plan does not permit a Designated Beneficiary other than the Participant's surviving spouse to elect to roll over a death benefit distribution.

* * * * * * *

The Employer executes this Amendment on the date specified below.

Penske Automotive Group, Inc.

Date:    June 7, 2018By: /s/ Anthony Pordon

Anthony Pordon, Executive Vice President